UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company's telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

RehabCare Group, Inc. (referred to herein as the “Registrant”) amends its Current Report on Form 8-K filed July 7, 2006 concerning the acquisition by the Registrant of all of the issued and outstanding limited liability company membership interests of Symphony Health Services, LLC (“Symphony”). The purpose of this amendment is the filing of financial statements and exhibits required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated balance sheets as of December 31, 2005 and 2004 and consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2005 and 2004 of Symphony are filed herewith as Exhibit 99.1.

The unaudited condensed balance sheet as of June 30, 2006 and condensed statements of operations and cash flows for the six months ended June 30, 2006 and 2005 of Symphony are filed herewith as Exhibit 99.2.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statements of earnings for the six months ended June 30, 2006 and the year ended December 31, 2005 of the Registrant and Symphony are filed herewith as Exhibit 99.3.

(d)	The following exhibits are filed as part of this report:

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1

Audited consolidated balance sheets as of December 31, 2005 and 2004 and consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2005 and 2004 of Symphony.

99.2	Unaudited condensed balance sheet as of June 30, 2006 and condensed statements of operations and cash flows for the six months ended June 30, 2006 and 2005 of Symphony.

99.3

Unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statements of earnings for the six months ended June 30, 2006 and the year ended December 31, 2005 of the Registrant and Symphony.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2006

REHABCARE GROUP, INC.

By: /s/ Jay W. Shreiner

Name: Jay W. Shreiner

Title: Senior Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1

Audited consolidated balance sheets as of December 31, 2005 and 2004 and consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2005 and 2004 of Symphony.

99.2	Unaudited condensed balance sheet as of June 30, 2006 and condensed statements of operations and cash flows for the six months ended June 30, 2006 and 2005 of Symphony.

99.3

Unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statements of earnings for the six months ended June 30, 2006 and the year ended December 31, 2005 of the Registrant and Symphony.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-43236, 33-67944, 33-82106, 33-82048, 333-11311 and 333-120005) of RehabCare Group, Inc. of our report dated April 27, 2006 relating to the financial statements of Symphony Health Services, LLC, which appears in this Current Report on Form 8-K of RehabCare Group, Inc. dated July 1, 2006.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 12, 2006

Exhibit 99.1

SYMPHONY HEALTH SERVICES, LLC

Report of Independent Registered Public Accounting Firm

To the Shareholders' of Symphony Health Services, LLC:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of operations, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of Symphony Health Services, LLC at December 31 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

April 27, 2006

SYMPHONY HEALTH SERVICES, LLC

Consolidated Balance Sheets

December 31, 2005 and 2004

(Dollars in thousands)

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$212	$1,218
Trade, notes and other receivables, net	50,899	58,979
Prepaid and other current assets	1,359	1,637
Total current assets	$52,470	$61,834
Other assets	295	1,418
Property, equipment and leasehold improvements, net	2,871	3,269
Total assets	$55,636	$66,521

Liabilities
Current liabilities:
Trade payables and expense accruals
Trade accounts payable	$2,140	1,981
Accrued expenses	3,996	3,711
Accrued payroll	5,704	6,395
Accrued vacation	2,289	2,658
Taxes other than income	2,240	3,373
Health insurance and other employee benefits	1,713	2,606
Note payable due within one year	2,084	2,387
Due to affiliates	1,214	1,106
Accrued interest on debt	197	227
Total current liabilities	21,577	24,444

Other non-current liabilities	-	350
Note payable / credit agreement	25,180	35,386
Total long-term liabilities	25,180	35,736
Total liabilities	46,757	60,180
Commitments & contingencies (footnote 12)

Equity
Additional paid-in capital	7,991	7,991
Retained earnings	888	(1,650)
Total common shareholders' equity	8,879	6,341
Total liabilities & equity	$55,636	$66,521

The accompanying notes are an integral part of these consolidated financial statements.

SYMPHONY HEALTH SERVICES, LLC

Consolidated Statements of Operations

For the years ended December 31, 2005 and 2004

(In thousands)

	2005	2004

Operating revenues	$232,942	$242,866
Costs and expenses:
Cost of services	197,598	204,009
Selling, general and administrative	28,989	32,970
Depreciation	1,425	1,992
Gain on sale of assets	(479)	(1,048)
Total costs and expenses	227,533	237,923
Operating earnings	5,409	4,943
Interest income	68	86
Interest expense	(2,753)	(2,152)
Income from continuing operations	2,724	2,877
Loss from discontinued operations	(466)	(1,103)
Gain on disposal of discontinued operations	280	—
Net income	$2,538	$1,774

The accompanying notes are an integral part of these consolidated financial statements.

SYMPHONY HEALTH SERVICES, LLC

Consolidated Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2005 and 2004

(In thousands)

	Additional Paid-in	Retained
	Capital	Earnings	Total

Balance, December 31, 2003	$7,491	$(3,424)	$4,067

Contribution	2,500	—	2,500
Distribution	(2,000)	—	(2,000)
Net income	—	1,774	1,774
Balance, December 31, 2004	$7,991	$(1,650)	$6,341

Net income	—	2,538	2,538
Balance, December 31, 2005	$7,991	$888	$8,879

The accompanying notes are an integral part of these consolidated financial statements.

SYMPHONY HEALTH SERVICES, LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2005 and 2004

(In thousands)

	2005	2004
Net cash flow from operating activities:
Net income (loss)	$2,538	$1,774
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property, equipment, and leasehold improvements	1,821	3,781
Amortization of capitalized debt costs	203	201
Provision for doubtful accounts	4,338	4,973
Gain on sale of real estate, PP&E and other assets	(770)	(1,048)
Net change in receivable/payable/debt with affiliates	108	985
Net change in trade, notes & other receivables	1,549	(17,314)
Net change in inventory	(21)	41
Net change in current prepaid & other assets	73	(535)
Net change in prepaid & other assets	909	(21)
Net change in trade payables & expense accruals	(2,388)	934
Increase (decrease) in interest accrued but not paid	(30)	70
Net cash flow provided by (used in) operating activities	8,330	(6,159)
Net cash flows from investing activities:
Acquisition of property, equipment, and leasehold improvements	(2,071)	(2,547)
Proceeds from sale of property, equipment and other assets	3,244	1,048
Net cash provided by (used in) investing activities	1,173	(1,499)
Net cash flows from financing activities:
Proceeds from credit agreement	236,388	246,545
Payments on credit agreement	(246,897)	(243,009)
Capital contribution	—	2,500
Capital distribution	—	(2,000)
Net cash (used in) provided by financing activities	(10,509)	4,036

Net decrease in cash	(1,006)	(3,622)
Cash and cash equivalents at beginning of period	1,218	4,840
Cash and cash equivalents at end of period	$212	$1,218

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,782	$2,083
Capital lease agreements	$114	$83

The accompanying notes are an integral part of these consolidated financial statements.

SYMPHONY HEALTH SERVICES, LLC

Notes to Consolidated Financial Statements

1. Nature of Operations:

Symphony Health Services, LLC ("the Company"), was purchased by Leucadia National Corporation ("Leucadia") on September 1, 2003. The Company is a wholly owned subsidiary of Leucadia. The Company is comprised of six entities that provide nursing, rehabilitative, respiratory and consulting services primarily to schools, hospitals, nursing homes and assisted living centers. The businesses owned by the Company operate under the names RehabWorks, VTA Management Services, VTA Staffing Services, NurseWorks, Symphony Respiratory Services and Polaris Group. The respiratory entity was sold May 31, 2005.

RehabWorks provides rehabilitation services to nursing homes, assisted living centers, and retirement communities. VTA Management Services provides per diem rehabilitation staffing primarily to nursing homes and schools. VTA Staffing Services and NurseWorks provide nurse staffing primarily to schools and nursing homes. Symphony Respiratory Services provides respiratory staffing and supplies to nursing homes and hospitals. Polaris Group provides consulting services to long term care facilities.

2. Significant Accounting Policies:

a)

Critical Accounting Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires the Company to make estimates and assumptions that affect the reported amount in the consolidated financial statements and disclosures of contingent assets and liabilities. On an ongoing basis the Company evaluates all of these estimates and assumptions. Actual results could differ from these estimates.

b)

Consolidation Policy: The consolidated financial statements included the accounts of the Company and all wholly owned entities. All inter-company transactions and balances have been eliminated in consolidation.

c)	Cash and Cash Equivalents: The Company considered short-term investments, which have maturity of less than three months at the time of acquisition, to be cash equivalents.

d)

Property and Equipment and Leasehold Improvements: Property, equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided on the over the estimated useful lives of the assets. The depreciation method used is straight line.

e)	Inventory: Inventory is valued using the last-in, first-out methodology.

f)

Deferred Loan Costs: The Company is amortizing financing costs associated with the revolving credit facility with GE Capital Corporation over three years, the life of the facility. Amortization expense on deferred loan costs were $203,000 and $201,000 for 2005 and 2004, respectively.

g)

Health Benefits: The Company has a self insured health benefits plan. The estimated reserve includes costs for both reported claims and claims that are incurred but not reported as of the balance sheet date.

h)	Revenue Recognition: Revenues are recognized when the services are provided. Approximately 80% of the Company's business is billed directly to its customers. These

SYMPHONY HEALTH SERVICES, LLC

Notes to Consolidated Financial Statements

receipts are not contingent on the customers' receipt of payment from third party payors. For services that are billed directly to Medicare or third party payors revenue is recorded net of contractual allowance of $7,591,000 and $9,517,000 for the years ended December 31, 2005 and 2004, respectively. One customer accounted for approximately 14% and 16% of the Company's revenues in 2005 and 2004, respectively.

i)

Income Taxes for Respiratory: The Company provides for income taxes using the liability method. Deferred tax assets and liabilities towards Respiratory business line only are recognized for the future tax consequences attributed to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The Company records a valuation allowance to reduce its deferred taxes to the amount that is more likely than not to be realized. Historically, if the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment would increase income in such period. Similarly, if the Company were to determine that it would not be able to realize all or part of its deferred taxes in the future, an adjustment would be charged to income in such period.

j)	Comprehensive Income: The Company’s comprehensive income consists only of net income.

3. Related Party Transactions

The Company has certain related party transactions between Symphony and Leucadia, primarily insurance policies. Throughout the year, Leucadia funds the cost of the insurance, bills Symphony and Symphony in turn wires the funds. The balances at December 31, 2005 and December 31, 2004 were $1,200,000 and $1,100,000, respectively.

4. Discontinued Operations:

During the second quarter of 2005 the Company sold its Respiratory business line to an unrelated third party for total proceeds of $3,000,000 and a note of $416,000 due May 31, 2006. The transaction resulted in a gain of $280,000 for year ended December 31, 2005.

A summary of the results of discontinued operations is as follows for the two years ended December 31, 2005 and 2004 (in thousands)

	2005	2004
Income statement data
Revenues and other income	$6,128	$14,396
Expenses	6,594	15,499
Net loss	$(466)	$(1,103)

SYMPHONY HEALTH SERVICES, LLC

Notes to Consolidated Financial Statements

	2005	2004
Balance sheet data
Cash and cash equivalents	$—	$(15)
Trade, notes, and other receivables, net	—	2,508
Prepaids and other current assets	—	266
Property, equipment and leasehold improvements, net	—	982
Total assets	$—	$3,741
Trade payables and expense accruals	$—	$1,563
Due to affiliates	—	2,178
Total liabilities	$—	$3,741

5. Trade, Notes and Other Receivables, Net:

A summary of trade, notes and other receivables, net, at December 31, is as follows (in thousands):

	2005	2004
Current trade, notes and other receivables, net:
Trade receivables	$56,173	$64,155
Notes receivable	667	1,610
Other	68	29
	56,908	65,794
Allowance for doubtful accounts	(6,009)	(6,815)
	$50,899	$58,979

6. Other Assets:

A summary of other assets at December 31, is as follows (in thousands):

	2005	2004

Deposits	$160	$1,080
Deferred loan costs	135	338
	$295	$1,418

Deposits recorded are security deposits for leased office space. Prior year deposits included a $900,000 deposit with Blue Cross Blue Shield which was returned August 2005.

7. Property, Equipment and Leasehold Improvements, Net:

A summary of property, equipment and leasehold improvements, net at December 31, is as follows (in thousands):

SYMPHONY HEALTH SERVICES, LLC

Notes to Consolidated Financial Statements

	Depreciable
	Lives
	(in years)	2005	2004
Leasehold improvements	various	$584	$691
Furniture and fixtures (general office)	1.5 - 3	2,973	2,257
Computer equipment and software	1.5 - 3	6,900	9,953
Medical equipment	1.5 - 3	3	3,484
Vehicle	1.5 - 3	2	7
Building	1.5 - 3	—	351
		10,462	16,743
Accumulated depreciation		(7,591)	(13,474)
		$2,871	$3,269

Depreciation expense for the year ended December 31, 2005 and 2004 was $1,821,000 and $3,781,000, respectively.

8. 401(k):

The Company has a 401(k) plan that provides for a discretionary match. For years 2005 and 2004 there has been no match.

9. Note Payable/Credit Agreement:

The Company has a $50,000,000 revolving credit facility, of which $27,108,000 and $37,690,000 was outstanding at December 31, 2005 and 2004, respectively. All Company cash received is applied to the loan and draws are made as needed to fund operations. This financing, which is collateralized by all of the Company's assets, matures in 2006 and bears interest based on LIBOR plus 3.85%. At December 31, 2005 and 2004, the interest rate on this facility was 7.39% and 6.25%, respectively. As of December 31, 2005 the Company was in compliance with the covenants contained in the credit facility.

The Company subsequently amended the revolving credit facility effective April 24, 2006 for three years with an initial maximum loan amount of $35,000,000 which the Company can increase at their sole discretion in increments of $5,000,000 and shall not exceed $50,000,000. This amendment includes, among other things interest based on LIBOR plus 2.75% and certain revised financial covenant thresholds.

The Company has capital leases for computer equipment. The amount outstanding at December 31, 2005 and 2004 was $156,000 and $83,000 respectively.

The principal amounts, at December 31, 2005 and 2004, are as follows (dollars in thousands):

SYMPHONY HEALTH SERVICES, LLC

Notes to Consolidated Financial Statements

	2005	2004
Total debt:
Credit agreement	$27,108	$37,690
Capital lease	156	83
	27,264	37,773
Less current maturities:
Credit agreement	(2,015)	(2,356)
Capital lease	(69)	(31)
	$25,180	$35,386

10. Other Results of Operations Information:

Gains on sale of assets primarily relate to the sale of office buildings. Assets sold during 2004 included three buildings with a net gain of $1,048,000. Assets sold during 2005 included two buildings with a net gain of $479,000.

Net income results for 2005 also reflect approximately $1,347,000 from the decrease in estimated liabilities for employee health insurance costs and other third party claims. Net income results for 2004 also reflects approximately $3,300,000 from the collection of receivables in excess of their carrying amounts and a decrease in estimated liabilities for employee health insurance costs and other third party claims of $1,700,000. In addition, net income for 2004 reflects approximately $3,900,000 of expenses relating to reorganizing and consolidating certain field operations, of which $3,400,000 was severance relating principally to the Company's former chief executive officer. The remaining $500,000 was other costs associated with the reorganization, mainly travel and rent commitments for closed offices.

11. Income Taxes:

The principal components of deferred taxes at December 31, 2005 and 2004 are as follows (in thousands):

	2005	2004
Deferred tax asset
Accrued expenses	$—	$164
Depreciation	—	1,025
Bad debts	—	15
Intangibles	—	3,409
Other	—	136
NOL carry forwards	—	1,303
	—	6,052
Valuation allowance	—	(6,052)
	$—	$-

Due to the sale of the Respiratory business line (as discussed in note 4), the Company no longer owns a taxable corporation. Consequently the Company's deferred tax assets and valuation allowance have been reduced as of December 31, 2005. Prior to 2005, the Company recorded a valuation allowance that fully reserved for all of its net deferred tax assets. The Company recorded a full valuation allowance to reduce its deferred taxes to the amount that is more likely than not to be realized. As a result, there is no current provision for taxes. The majority of the net operating loss (NOL) carry forward expires 2023.

SYMPHONY HEALTH SERVICES, LLC

Notes to Consolidated Financial Statements

12. Commitments and Contingencies:

The Company rents office space under noncancellable operating leases with terms varying from one to six years expiring through May 31, 2010. Future minimum annual rentals (exclusive of real estate taxes, maintenance and other certain charges) under the leases at December 31, 2005 are as follows (in thousands):

2006	$1,979
2007	1,629
2008	1,364
2009	938
2010	337
$6,247

Total rental expense for the years ended December 31, 2005 and 2004 was $2,130,000 and $2,656,000, respectively.

The Company has employment agreements with certain members of Senior Management. The agreements are usually for two or more years and include provisions such as severance and other benefits.

13. Litigation:

The Company is party to legal proceedings that are considered to be either ordinary, routine litigation incidental to their business or not material to the Company's financial position. The Company does not believe that any of these actions will have a material adverse effect on its consolidated financial position.

14. Subsequent Event (Unaudited)

On July 1, 2006, Leucadia sold all of its limited liability company membership interests in the Company to RehabCare Group, Inc. (“RehabCare”), a publicly-traded company. The purchase price was $101.5 million cash, subject to certain working capital and other adjustments. Effective July 1, 2006, the Company was a wholly owned subsidiary of RehabCare.

Exhibit 99.2

SYMPHONY HEALTH SERVICES, LLC

Index to Unaudited Condensed Financial Statements

Condensed Balance Sheet as of June 30, 2006 (Unaudited)	F-14

Condensed Statements of Operations for the six months ended June 30, 2006 and 2005 (Unaudited)	F-15

Condensed Statements of Cash Flows for the six months ended June 30, 2006 and 2005 (Unaudited)	F-16

Notes to the condensed financial statements (Unaudited)	F-17

SYMPHONY HEALTH SERVICES, LLC

Condensed Balance Sheet

(amounts in thousands)

(Unaudited)

June 30,
2006
Assets
Current assets:
Cash and cash equivalents	$—
Trade, notes and other receivables, net	53,716
Prepaid and other current assets	991
Total current assets	54,707
Other assets	1,366
Property, equipment and leasehold improvements, net	2,473
Total assets	$58,546

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,499
Accounts payable	2,891
Accrued salaries and wages	11,771
Accrued expenses	2,763
Total current liabilities	19,924
Long-term debt	29,032
Other non-current liabilities	603
Total liabilities	49,559

Equity:
Additional paid-in capital	7,991
Retained earnings	996
Total common shareholders’ equity	8,987
Total liabilities and equity	$58,546

See accompanying notes to condensed financial statements.

SYMPHONY HEALTH SERVICES, LLC

Condensed Statements of Operations

(amounts in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2006	2005

Operating revenues	$110,370	$122,311
Costs and expenses:
Cost of services	95,628	102,241
Selling, general and administrative	12,766	16,313
Depreciation	708	825
Gain on sale of assets	—	(414)
Total costs and expenses	109,102	118,965
Operating earnings	1,268	3,346
Interest income	35	27
Interest expense	(1,195)	(1,469)
Income from continuing operations	108	1,904
Loss from discontinued operations	—	(466)
Gain on disposal of discontinued operations	—	78
Net income	$108	$1,516

See accompanying notes to condensed financial statements.

SYMPHONY HEALTH SERVICES, LLC

Condensed Statements of Cash Flows

(amounts in thousands)

(Unaudited)

	Six Months Ended,
	June 30,
	2006	2005
Cash flows from operating activities:
Net income	$108	$1,516
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, equipment and leasehold improvements	708	1,221
Amortization of capitalized debt costs	135	102
Provision for doubtful accounts	768	3,529
Gain on sale of real estate, PP&E and other assets	—	(503)
Changes in assets and liabilities:
Receivable/payable/debt with affiliates	(1,378)	(1,053)
Trade, notes and other receivables	(3,685)	(3,341)
Prepaid and other current assets	367	703
Other assets	(325)	1
Accounts payable, accrued salaries and wages and accrued expenses	(835)	(541)
Net cash provided by (used in) operating activities	(4,137)	1,634

Cash flows from investing activities:
Additions to property and equipment	(442)	(914)
Proceeds from the sale of property and equipment	—	3,108
Collections on notes receivable	100	—
Net cash provided by (used in) investing activities	(342)	2,194

Cash flows from financing activities:
Net change in revolving credit facility	4,267	(4,305)
Net cash provided by (used in) financing activities	4,267	(4,305)

Net decrease in cash and cash equivalents	(212)	(477)
Cash and cash equivalents at beginning of period	212	1,218
Cash and cash equivalents at end of period	$—	$741

See accompanying notes to condensed financial statements.

SYMPHONY HEALTH SERVICES, LLC

Notes to Condensed Financial Statements

(Unaudited)

(1)	Nature of Operations and Basis of Presentation

Symphony Health Services, LLC (“the Company”) was purchased by Leucadia National Corporation (“Leucadia”) on September 1, 2003. The Company is comprised of six entities that provide nursing, rehabilitative, respiratory and consulting services primarily to schools, hospitals, nursing homes and assisted living centers. The businesses owned by the Company operate under the names RehabWorks, VTA Management Services, VTA Staffing Services, NurseWorks, Symphony Respiratory Services and Polaris Group. The respiratory entity was sold May 31, 2005.

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the requirements of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the audited financial statements of the Company included in this amended report on Form 8-K. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included in the accompanying condensed financial statements. Operating results for the six month period ended June 30, 2006 are not necessarily indicative of the results to be expected for the fiscal year.

(2)	Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amount in the financial statements. Some accounting policies have a significant impact on the amounts reported in these financial statements. A summary of significant accounting policies may be found in the notes to the Company’s audited financial statements included in this amended report on Form 8-K.

(3)	Related Party Transactions

The Company has certain related party transactions between Symphony and Leucadia, primarily insurance policies. Throughout the year, Leucadia funds the cost of insurance, bills Symphony and Symphony in turn wires the funds. The payable balance at June 30, 2006 was zero.

(4)	Discontinued Operations

On May 31, 2005, the Company sold its Respiratory business to an unrelated third party for total proceeds of approximately $3.4 million. The transaction resulted in a gain of $470,000.

A summary of the results of discontinued operations for the six months ended June 30, 2006 and 2005 follows (in thousands):

	Six Months Ended,
	June 30,
	2006	2005
Revenue and other income	$—	$6,128
Expenses	—	6,594

Net loss	$—	$(466)

SYMPHONY HEALTH SERVICES, LLC

Notes to Condensed Financial Statements

(Unaudited)

(5)	Trade, Notes and Other Receivables, Net

A summary of trade, notes and other receivables, net, at June 30, 2006 follows (in thousands):

June 30,
2006
Current trade, notes and other receivables, net
Trade receivables	$57,446
Notes receivable	541
Other	178
58,165
Allowance for doubtful accounts	(4,449)
Total current trade, notes and other receivables, net	$53,716

(6)	Property, Equipment and Leasehold Improvements, Net

A summary of property, equipment and leasehold improvements, net, at June 30, 2006 follows (in thousands):

June 30,
2006
Leasehold improvements	$595
Furniture and fixtures	3,085
Computer equipment and software	6,891
Medical equipment	63
10,634
Accumulated depreciation	(8,161)
$2,473

(7)	Long-Term Debt

The Company has a $35 million revolving credit facility, of which $31,487,000 was outstanding at June 30, 2006. The credit facility was effective April 24, 2006 for three years with an initial loan amount of $35 million which the Company can increase at their sole discretion in increments of $5 million and shall not exceed $50 million. The financing is collateralized by all of the Company’s assets and bears an interest rate based on LIBOR plus 2.75%. As of June 30, 2006 the Company was in compliance with the covenants contained in the credit facility.

The Company has capital leases for computer equipment. The amount outstanding at June 30, 2006 was $44,000.

The principal amounts, at June 30, 2006, are as follows (dollars in thousands):

SYMPHONY HEALTH SERVICES, LLC

Notes to Condensed Financial Statements

(Unaudited)

June 30,
2006
Total debt:
Credit agreement	$31,487
Capital lease	44
31,531
Less current maturities:
Credit agreement	(2,470)
Capital lease	(29)
$29,032

(8)	Subsequent Event

On July 1, 2006, Leucadia sold all of its limited liability company membership interests in the Company to RehabCare Group, Inc. (“RehabCare”), a publicly-traded company. The purchase price was $101.5 million cash, subject to certain working capital and other adjustments. Effective July 1, 2006, the Company was a wholly owned subsidiary of RehabCare.

Exhibit 99.3

REHABCARE GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

The accompanying Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 and Pro Forma Condensed Consolidated Statements of Earnings for the six months ended June 30, 2006 and the year ended December 31, 2005, are based on the unaudited and audited historical financial statements of RehabCare Group, Inc. (the “Company”) and Symphony Health Services, LLC (“Symphony”). The acquisition of Symphony by the Company consummated on July 1, 2006 will be accounted for using the purchase method of accounting as of and from that date. The Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 was prepared assuming the Symphony acquisition was completed on June 30, 2006. The Pro Forma Condensed Consolidated Statement of Earnings for the six months ended June 30, 2006 was prepared assuming the Symphony acquisition was completed on January 1, 2006. The Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 2005 was prepared assuming the Symphony acquisition was completed on January 1, 2005.

The unaudited pro forma financial statements are presented for informational purposes only. The Pro Forma Condensed Consolidated Balance Sheet and Statements of Earnings do not purport to represent what the Company’s actual financial position or results of operations would have been had the acquisition of Symphony occurred as of such dates, or to project the Company’s financial position or results of operations for any subsequent period or date, nor does it give effect to any matters other than those described in the notes hereto. The pro forma results do not include any cost savings that may result from the combination of the Company’s and Symphony’s operations. In addition, the allocation of the purchase price by the Company to the assets acquired and liabilities assumed of Symphony is preliminary. The final allocation, which will be made on the basis of the estimated fair values of such assets and liabilities as of July 1, 2006, may differ from the amounts reflected herein. The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Earnings should be read in conjunction with the Company’s historical financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 previously filed with the Securities and Exchange Commission and the historical audited and unaudited financial statements of Symphony contained herein.

REHABCARE GROUP, INC.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

June 30, 2006

(amounts in thousands, except share and per share data)

			Symphony	Transaction	Allocation of	Consolidated
	RehabCare	Symphony	Excludables	Funding	Acquisition Cost	Pro Forma
Assets			(a)	(b)	(c)
Current assets:
Cash and cash equivalents	$8,172	$—	$—	$—	$—	$8,172
Trade and note receivables, net	95,210	53,716	(100)	—	—	148,826
Deferred tax assets	7,090	—	—	—	—	7,090
Other current assets	8,268	991	—	—	(135)	9,124
Total current assets	118,740	54,707	(100)	—	(135)	173,212
Restricted cash	101,500	—	—	(101,500)	—	—
Property and equipment, net	29,350	2,473	—	—	49	31,872
Goodwill, net	105,764	—	—	—	57,734	163,498
Intangible assets, net	13,801	—	—	—	20,000	33,801
Investment in Symphony	—	—	—	110,268	(110,268)	—
Investment in unconsolidated affiliate	3,381	—	—	—	—	3,381
Deferred tax assets	1,676	—	—	—	—	1,676
Other	9,157	1,366	—	—	(851)	9,672
Net assets transferred by seller	—	—	(40,536)	—	40,536	—
Total assets	$383,369	$58,546	$(40,636)	$8,768	$7,065	$417,112

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$2,612	$2,499	$(2,499)	$—	$—	$2,612
Accounts payable	2,817	2,891	(2)	—	(2)	5,704
Accrued salaries and wages	36,200	11,771	—	—	4,408	52,379
Income taxes payable	203	—	—	—	—	203
Accrued expenses	21,253	2,763	(116)	—	2,870	26,770
Total current liabilities	63,085	19,924	(2,617)	—	7,276	87,668
Revolving credit facility	100,000	—	—	8,768	—	108,768
Long-term debt, less current portion	6,500	29,032	(29,032)	—	—	6,500
Other	8,431	603	—	—	(211)	8,823
Total liabilities	178,016	49,559	(31,649)	8,768	7,065	211,759
Minority interests	46	—	—	—	—	46
Stockholders’ equity:
Preferred stock, $.10 par value; authorized 10,000,000 shares, none issued	—	—	—	—	—	—
Common stock, $.01 par value; authorized 60,000,000 shares, issued 21,082,240 shares	211	—	—	—	—	211
Additional paid-in capital	132,933	7,991	(7,991)	—	—	132,933
Retained earnings	126,867	996	(996)	—	—	126,867
Less common stock held in treasury at cost; 4,002,898 shares	(54,704)	—	—	—	—	(54,704)
Total stockholders’ equity	205,307	8,987	(8,987)	—	—	205,307
Total liabilities and stockholders’ equity	$383,369	$58,546	$(40,636)	$8,768	$7,065	$417,112

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

REHABCARE GROUP, INC.

Pro Forma Condensed Consolidated Statement of Earnings (Unaudited)

Six Months Ended June 30, 2006

(amounts in thousands, except per share data)

			Symphony	Pro Forma		Consolidated
	RehabCare	Symphony	Excludables	Adjustments		Pro Forma
	(d)	(e)	(f)

Operating revenues	$249,384	$110,370	$—	$—		$359,754
Costs and expenses:
Operating	198,314	95,628	—	—		293,942
Selling, general and administrative	35,475	12,766	—	—		48,241
Restructuring	(191)	—	—	—		(191)
Depreciation and amortization	5,861	708	—	30	(g)	8,599
				2,000	(h)
Total costs and expenses	239,459	109,102	—	2,030		350,591

Operating earnings	9,925	1,268	—	(2,030)		9,163

Interest income	344	35	—	—		379
Interest expense	(565)	(1,195)	1,195	(3,873)	(i)	(4,438)
Other income (expense)	(26)	—	—	—		(26)

Earnings before income taxes, equity in net loss of affiliates and minority interests	9,678	108	1,195	(5,903)		5,078

Income taxes	3,823	—	—	(1,817)	(j)	2,006
Equity in net loss of affiliates	(2,943)	—	—	—		(2,943)
Minority interests	3	—	—	—		3

Net earnings	$2,915	$108	$1,195	$(4,086)		$132

Earnings per common share:
Basic	$0.17					$0.01
Diluted	$0.17					$0.01

Weighted-average number of common shares outstanding:
Basic	16,904					16,904
Diluted	17,202					17,202

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

REHABCARE GROUP, INC.

Pro Forma Condensed Consolidated Statement of Earnings (Unaudited)

Year Ended December 31, 2005

(amounts in thousands, except per share data)

			Symphony	Pro Forma		Consolidated
	RehabCare	Symphony	Excludables	Adjustments		Pro Forma
	(d)	(e)	(f)

Operating revenues	$454,266	$232,942	$—	$—		$687,208
Costs and expenses:
Operating	343,230	197,598	—	—		540,828
Selling, general and administrative	62,903	28,989	—	—		91,892
Impairment of intangible assets	4,211	—	—	—		4,211
Depreciation and amortization	10,655	1,425	—	51	(g)	16,131
				4,000	(h)
Gain on sale of assets	—	(479)	—	—		(479)
Total costs and expenses	420,999	227,533	—	4,051		652,583

Operating earnings	33,267	5,409	—	(4,051)		34,625

Interest income	794	68	—	—		862
Interest expense	(1,169)	(2,753)	2,753	(7,746)	(i)	(8,915)
Other income (expense)	59	—	—	—		59

Earnings before income taxes, equity in net loss of affiliates and minority interests	32,951	2,724	2,753	(11,797)		26,631

Income taxes	13,345	—	—	(2,560)	(j)	10,785
Equity in net loss of affiliates	(36,588)	—	—	—		(36,588)

Net earnings (loss)	$(16,982)	$2,724	$2,753	$(9,237)		$(20,742)

Earnings (loss) per common share:
Basic	$(1.01)					$(1.24)
Diluted	$(1.01)					$(1.24)

Weighted-average number of common shares outstanding:
Basic	16,751					16,751
Diluted	16,751					16,751

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

REHABCARE GROUP, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Preliminary Allocation of Acquisition Cost

Effective July 1, 2006, the Company acquired all of the outstanding limited liability membership interests of Symphony Health Services, LLC ("Symphony") for a purchase price of $101.5 million in cash, subject to certain working capital and other adjustments. The Company anticipates incurring $3,095,000 of transaction costs related to the acquisition. To fund the initial purchase price, the Company borrowed $100 million against its revolving credit facility. At July 1, 2006, the weighted-average interest rate on such borrowings was approximately 7.0%. The Company incurred approximately $880,000 of deferred financing costs related to this financing. These costs are being amortized to interest expense over the five year term of the revolving credit facility.

The acquisition will be accounted for under the purchase method. A preliminary allocation of the acquisition cost is outlined below. Amounts are in thousands of dollars.

Acquisition Cost:

Cash purchase price paid at closing	$101,500
Estimated working capital adjustment	5,673
Transaction costs	3,095
Total	$110,268

Allocation of Acquisition Cost:

Accounts receivable, net	$53,616
Other current assets	856
Property and equipment	2,522
Excess of cost over net assets acquired	57,734
Identifiable intangibles, principally contractual rights, customer relationships, trade name and noncompete agreements	20,000
Other assets	515
Accounts payable	(2,887)
Accrued salaries and wages	(16,179)
Accrued expenses	(5,517)
Other non-current liabilities	(392)
Total	$110,268

The Company is currently assessing the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed. It is expected that the current assets and liabilities assumed will approximate their historical carrying values as of the date of the acquisition. An independent valuation study is presently being conducted to establish the fair market value as of July 1, 2006 of the identifiable intangible assets acquired. This study is expected to be completed within the next few months. Any reallocation of the acquisition cost is not expected to have a material impact on the Company’s financial statements.

2. Explanation of Pro Forma Adjustments

a)

To exclude Symphony assets, liabilities and equity included in the Symphony balance sheet at June 30, 2006 that have been retained by the former owner and are not included in the assets acquired and liabilities assumed by the Company. In order to balance this adjustment column, the net assets actually acquired by the Company have been reported on the line entitled "net assets transferred by seller."

b)	To record the acquisition of Symphony as of June 30, 2006 by the Company in accordance with the financial terms outlined in footnote 1 above.

c)	To preliminarily allocate the acquisition cost to the assets acquired and liabilities assumed at their estimated fair market values as of June 30, 2006.

d)	To report RehabCare's historical results of operations for the period indicated.

e)	To report Symphony's historical results of continuing operations for the period indicated.

f)	To eliminate Symphony's interest expense related to long-term debt that was not assumed by RehabCare.

g)	To adjust depreciation expense based on the depreciation of the estimated fair market value of the property and equipment acquired over each asset’s estimated useful life.

h)	To record the amortization of estimated amortizable intangible assets acquired over their estimated useful life of 5 years.

i)

To record interest expense based on the Company's actual indebtedness incurred to finance the acquisition together with the amortization of estimated deferred financing costs associated with the acquisition. The acquisition was funded almost entirely by borrowings against the Company’s revolving credit facility. At July 1, 2006, the weighted-average interest rate on such borrowings was approximately 7.0%. A hypothetical 1/8 percent increase in interest rates would result in additional interest expense of approximately $136,000 on an annualized basis.

j)	To adjust the tax provision to reflect the aggregate pro forma reduction in earnings before income taxes.